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                                                                       Exhibit 5

                [LETTERHEAD OF GREENEBAUM DOLL & MCDONALD PLLC]

                               January 22, 2002

Multi-Color Corporation
425 Walnut Street, Suite 1300
Cincinnati, Ohio 45202

Ladies and Gentlemen:

     We have acted as legal counsel in connection with the preparation of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), covering 375,000 shares of Common Stock, no par value per share (the "Common Stock"), of Multi-Color Corporation, an Ohio corporation (the "Company"), to be issued pursuant to the Multi-Color Corporation 1999 Long-Term Incentive Plan and 285,000 shares to be issued pursuant to the Multi-Color Corporation 1998 Non-Employee Director Plan, as amended (collectively, the "Plans"). The number of shares covered by the Plans has been adjusted to reflect the Company's November 30, 2001 three-for-two stock split.

     We have examined and are familiar with the Certificate of Incorporation and Code of Regulations of the Company, and the various corporate records and proceedings relating to the organization of the Company and proposed issuance of the Common Stock. We have also examined such other documents and proceedings as we have considered necessary for the purpose of this opinion.

     Based on the foregoing, it is our opinion that the Common Stock has been duly authorized and, when issued and paid for in accordance with the terms of the Registration Statement and the Plans, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and with such state securities administrators as may require such opinion of counsel for the registration of the Common Stock. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/ Greenebaum Doll & McDonald PLLC